Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related Prospectus of Innovid Corp. and to the incorporation by reference therein of our report dated March 18, 2022, with respect to the consolidated financial statements of Innovid Corp. included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

April 15, 2022	/S/ Kost Forer Gabbay & Kasierer

Tel Aviv, Israel	A Member of Ernst & Young Global